                                                                   Exhibit 10.70

                                            ***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                           Under 17 C.F.R.  (S)(S) 200.80(b)(4),
                                                            200.83 and 240.24b-2




                             TECHNOLOGY ACCESS AND
                            COLLABORATION AGREEMENT


                                    between


                                Sequenom, Inc.


                                      and


                             Incyte Genomics, Inc.

                 TECHNOLOGY ACCESS AND COLLABORATION AGREEMENT

This Technology Access and Collaboration Agreement (the "Agreement"), to be effective as of the 29th day of September, 2000 (the "Effective Date"), is by and between Sequenom, Inc. ("Sequenom"), a Delaware corporation having its principal place of business at 11555 Sorrento Valley Road, San Diego, California 92121, and Incyte Genomics, Inc., a Delaware corporation having a principal place of business at 3160 Porter Drive, Palo Alto, California 94304, ("Incyte").

                                  BACKGROUND

     WHEREAS, Incyte and Sequenom are interested in conducting certain scientific research primarily related to the confirmation of Incyte's isSNP Dataset (as defined below) of single nucleotide polymorphisms ("SNPs") and their frequency across an ethnic diversity panel and association with morbidity in accordance with the Project (as defined below);

     WHEREAS Sequenom owns or has access to proprietary MassArray(TM) and pooling technologies that are useful for making, using and selling genotyping and SNP assays;

     WHEREAS, Sequenom is willing to provide Incyte with access to those technologies and to DNA sample pools stratified by age, gender and ethnicity through Sequenom's use of those technologies and samples in the Project, subject to the terms and conditions of this Agreement;

     WHEREAS, Incyte owns or has access to the isSNP Dataset consisting of in silico SNPs located in genes or in gene associated regions; and

     WHEREAS, Incyte is willing to provide information from the isSNP Dataset and rights to make and sell assays based on such information to Sequenom, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein recited, the Parties do hereby agree as follows:

1    DEFINITIONS


When used herein the following terms shall have the indicated meanings.

1.1  "Affiliate": shall mean any corporation or business entity that is
      ---------
controlled by, controls, or is under common control of Incyte or Sequenom, as applicable, at the time of execution of this Agreement. For this purpose, the meaning of the word "control" shall mean direct or indirect ownership of one hundred percent (100%) of the voting shares of such corporation or one hundred percent (100%) of the ownership interests in such other business entity.

1.2  "Assay": shall mean a procedure and components (including, without
      -----
limitation, primer sets and interpretation software) used by Sequenom or End Users of Sequenom's mass spectroscopy based technology to test for the presence or absence of a Project SNP for

                                      1.

     internal research purposes [...***...] (except for uses by Incyte as contemplated by Section 3.2, but not for purposes of generating database products).


1.3  "Collaboration IP": shall mean (a) all rights, including all Patent Rights,
      ----------------
     copyrights, trade secret rights and any other intellectual property rights, to [...***...]. Notwithstanding anything to the contrary herein, Incyte retains the right to utilize the isSNP Dataset for any purpose whatsoever; including, without limitation to [...***...]. Nothing in this Agreement grants Sequenom any rights to any Incyte technology generated outside the course of performing work under the Project. (b) all Patent Rights claiming [...***...], where the utility of any such SNP is based [...***...], discovered by either Party or by the Parties jointly in the course of performing work under the Project, and (c) all rights, including all Patent Rights, copyrights, trade secret rights and any other intellectual property rights, in [...***...] that is not publicly available without restriction on use or disclosure.

1.4  "Collaborator": shall mean a third-party collaborator that enters into a
      ------------
     collaborative program under which Project SNPs are studied with one or both of the Parties.

1.5  "Confidential Information" shall mean all technical and business
      ------------------------
     information belonging to a Party, disclosed by one Party to the other Party, including, where appropriate and without limitation, any information, business information, financial information, data (including transcript and nucleic acid sequence data), patent disclosures, patent applications, structures, models, designs, drawings, techniques, processes, software and hardware configurations, compositions, compounds, apparatus, research, development or commercialization plans, trade secrets and the like. Confidential Information specifically excludes information of a Party which:

     (a) the receiving Party can demonstrate by written record, either in print or electronic media, had been previously discovered by or was known to the receiving Party prior to the time of receipt; or
     (b) was in the public domain at the time of receipt by the receiving Party; or
     (c) becomes part of the public domain through no fault of the receiving Party; or
     (d) is lawfully received by the receiving Party from a third party having a right to disclose it to the receiving Party; or
     (e) is independently developed by the Receiving Party without the aid, application, or use of information disclosed hereunder, as can be demonstrated by written records, either in print or electronic media, created at the time of such independent development.

     The Project Results and Collaboration IP will be considered Confidential Information of both Parties.

     The isSNP Dataset will be considered Confidential Information of Incyte, and the MassArray Technology and Pooling Technology will be considered Confidential Information of Sequenom.

                                      2.     ***Confidential Treatment Requested

1.6  "Confirmation Data": shall mean information confirming or negating the
      -----------------
     existence in humans of SNPs in the isSNP Dataset, generated by Sequenom in the course of its work on the Project, and Confirmation Data includes the specific knowledge of each particular SNP in the isSNP Dataset that has been confirmed to exist in humans during and under the Project.

1.7  "Contribution Margin": shall mean, with respect to a Party's sales of a
      -------------------
     product subject to the provisions of Article 6 of this Agreement, Revenue on such product less Cost of Goods Sold and Sales and Marketing Expenses with respect to such product.

1.8  "Cost of Goods Sold": shall mean the cost of a product, including
      ------------------
     Assays (including kits or services performed by Sequenom) and Incyte information products, which is equal to the actual unit costs, consisting of direct material and direct labor costs plus overhead directly attributable to the products at standard, all calculated in accordance with generally accepted accounting principles, consistently applied, of the applicable Party. Direct material costs shall include the costs incurred in purchasing materials, including sales and excise taxes imposed thereon and customs duty and charges levied by government authorities, and all costs of packaging components. Direct labor shall include the cost of employees engaged in direct manufacturing activities and direct and indirect quality control and quality assurance activities who are directly employed in product manufacturing and packaging. Overhead attributable to the products shall include a reasonable allocation of indirect labor (not previously included in direct labor), a reasonable allocation of administrative costs, and a reasonable allocation of facilities costs.

1.9  "Disease Association Data": shall mean information regarding [...***...]
      ------------------------
     disease or disease control.

1.10 "End User": shall mean any person or entity that purchases an Assay for
      --------
     its own internal research use only.

1.11 "Frequency Data": shall mean information regarding the allele frequency
      --------------
     [...***...], broken down by ethnic category [...***...].

1.12 "Incyte Database": shall mean the version(s) of Incyte's proprietary
      ---------------
     LifeSeq(R) Gold Database (or its equivalent or successor product(s)), as provided by Incyte on a non exclusive basis to customers who have subscription agreements with Incyte under which Incyte agrees to provide them with updated versions of the LifeSeq(R) Gold database.

1.13 "Incyte Patent Rights": shall mean Patent Rights owned by or controlled
      --------------------
     by Incyte, only to the extent however, that Incyte has the right to grant licenses thereunder, and only to the extent that they claim: (a) the [...***...]; or (b) the [...***...].

                                      3.     ***Confidential Treatment Requested

1.14  "Incyte Technology": shall mean (i) all or any portion of the isSNP
       -----------------
      Dataset that constitutes Confidential Information of Incyte, and (ii) Incyte Patent Rights.

1.15  "isSNP Sequence Data":  shall mean human nucleotide sequence of
       -------------------
      specific in silico SNP(s), and related DNA sequence information derived by Incyte using internal and other data sources and Incyte proprietary algorithms.

1.16  "isSNP Dataset":  shall mean the collection of isSNP Sequence Data
       -------------
      which shall be provided to Sequenom hereunder.

1.17  "MassArray Technology" shall mean Sequenom's proprietary MassArray(TM)
       --------------------
      mass spectrometry-based technology for high throughput DNA analysis used by Sequenom to discover, detect and/or validate SNPs and/or measure their allele frequencies.

1.18  "Morbidity Data": shall mean the information [...***...].
       --------------

1.19  "Outside Program": shall have the meaning given such term in Section
       ---------------
      4.3(c).

1.20  "Party": shall mean Sequenom or Incyte and, when used in the plural,
       -----
      shall mean Sequenom and Incyte.

1.21  "Partnership Program": shall mean a collaborative program among Incyte,
       -------------------
      Sequenom and a Collaborator under which Project SNPs are studied or under which Collaboration IP is utilized, and which has been mutually agreed upon by the Parties.

1.22  "Patent Rights": shall mean all rights under all patents and pending
       -------------
      patent applications, and all patents issuing therefrom (including utility, model and design patents and certificates of invention), throughout the world and all substitutions, extensions, supplemental protection certificates, registrations, confirmations, reissues, renewals, reexaminations, divisionals, provisionals, continuations or continuations-in-part thereof.

1.23  "Pooling Technology": shall mean Sequenom's proprietary methodology for
       ------------------
      pooling DNA samples for purposes of measuring the allele frequency of SNPs in a multiplicity of samples.

1.24  "Primer Sets": shall mean sets of primers (including DNA sequence
       -----------
      information and aliquots of physical primers) for development, manufacturing and sale of Assays.

1.25  "Project": shall mean the research project as described in Exhibit A
       -------
      and any modifications thereof or additions thereto as agreed between the Parties in writing.

                                      4.     ***Confidential Treatment Requested

1.26   "Project SNPs": shall mean SNPs from the isSNP Dataset which have been
        ------------
       confirmed in the Project to be human SNPs based on Confirmation Data.

1.27   "Project Results": shall mean jointly and severally, the Confirmation
        ---------------
       Data, the Frequency Data and the Morbidity Data.

1.28   "Revenue": shall mean the gross amounts invoiced or due to be received
        -------
       by a Party or its Affiliates for the sale of an applicable product, less:
       (a) trade, cash and quantity credits, discounts, refunds or rebates or retroactive price reductions; (b) commissions paid or allowed to distributors who are independent third parties; (c) allowances or credits for returns or rejected product; (d) taxes (other than income taxes or franchise taxes on the income of the selling Party or its Affiliates) actually paid or withheld; and (e) transportation and delivery charges, including insurance premiums, actually incurred. In the event a product subject to the provisions of Article 6 is sold in combination with one or more products which are not subject to the provisions of Article 6, Revenue will be calculated by multiplying the sales price of such combination product by the fraction A/(A+B) where A is the fair market value of the product subject to the provisions of Article 6 and B is the total fair market value of the other product(s).

       For purposes of this Agreement, Revenue will include (i) payments that a Party receives from a Collaborator pursuant to a Partnership Program or an Outside Program and (ii) payments that a Party receives from a third party for the grant of a license under any Collaboration IP, in each case including royalties, milestone payments, license or technology access fees and the premium portion of any equity payment made by the third party to a Party in exchange for such Party's shares, and the total market value of any shares of any third party entity made as a payment to a party, (or the relevant portion of such shares), but excluding cost of research or other services actually performed by such Party and the portion of any equity payment equal to the fair market value of the equity issued. Any in-kind payment received by a Party that would be included in Revenue will be valued at the average selling price of the applicable product or service sold or provided by such Party. Revenue shall not include subscription and/or access fees to Incyte Databases except as specifically under 6.6 (b).

1.29   "Sales and Marketing Expenses": shall mean the costs incurred by a
        ----------------------------
       Party or for its account attributable to the distribution, sale, promotion and marketing of a product that is subject to the provisions of
       Article 6, plus overhead directly attributable to such activities at standard, all calculated in accordance with reasonable cost accounting methods, consistently applied, of the applicable Party. Sales and Marketing Expenses shall include costs paid to distributors.

1.30   "Morbidity Associated  SNP(s)":  shall mean those Project SNPs for which
        ------------------------------
       [...***...] has been detected.

2      RESEARCH PROJECT

2.1    Project Scope.  The objectives and the scope of the Project are to
       -------------
conduct scientific research for the generation of Project Results using MassArray and Pooling Technologies

                                      5.    *** Confidential Treatment Requested
     and Project SNPs for the purpose of generating Assays and Collaboration IP. The Project is described in greater detail in Exhibit A.

2.2  Project Deliverables.
     --------------------

     (a) Beginning on the Effective Date, Incyte will transfer to Sequenom [...***...], and Sequenom will generate Assays and Project Results. Incyte will transfer to Sequenom additional SNPs [...***...], sufficient to enable the generation of a total of one hundred thousand (100,000) Assays for Project SNPs, and Sequenom will generate Project Results with respect to each of those Project SNPs.
     (b)  Sequenom shall promptly deliver to Incyte all Project Results.
     (c) Incyte and Sequenom shall have the option to conduct follow-up work involving Disease Association Data upon mutual written agreement.

2.3  Consents.  Sequenom will obtain all consents, releases, permits and other
     ---------
     authorization required by all applicable federal, state, local and foreign governmental authorities and agencies thereof for the collection and use of samples from patients and human volunteers necessary to allow Sequenom to generate the Project Results and to allow the Project Results to be utilized for all purposes contemplated under this Agreement.

2.4  Principal Contacts.  Incyte and Sequenom will each designate an employee
     ------------------
     who will act as the primary contact person who shall be responsible for coordinating the Parties' collaboration on the Project and the generation of Project Results. Incyte's initial contact person will be [...***...], and Sequenom's initial contact person will be [...***...]. Each Party will have the right to designate a substitute primary contact person by written notice to the other Party.

2.5 Additional Project SNPs. Sequenom and Incyte shall mutually determine which Project SNPs are [...***...]. After Sequenom and Incyte have so determined, then Incyte will deliver to Sequenom the [...***...], as Incyte determines according to its standard procedures, for further work under the Project. In addition, if either Party uses the [...***...] to determine [...***...], then [...***...] shall thereafter be included within the definition Project SNPs as defined hereunder.

3    BACKGROUND TECHNOLOGY ACCESS AND LICENSES

3.1  Sequenom License Under Incyte Technology.  Subject to the terms and
     -----------------------------------------
     conditions of this Agreement, Incyte hereby grants Sequenom (a) [...***...] license under the Incyte Technology to perform Sequenom's obligations in connection with the Project, and (b) [...***...] license under the Incyte Technology [...***...]. Sequenom acknowledges that the foregoing license [...***...].

                                      6.    *** Confidential Treatment Requested

     [...***...]. Incyte will provide Sequenom with [...***...] that Sequenom may provide to any End User [...***...] so that, if it wishes to do so, such End User may obtain the right to use isSNP Sequence Data for such SNP. So long as isSNP Sequence Data is offered by Incyte commercially, Incyte will make reasonable efforts to make available to End User(s), if such End User so requests, the right to obtain isSNP Sequence Data from Incyte on then available terms and conditions. [...***...].

3.2  Incyte Right to Purchase Assays.  Subject to the terms and conditions of
     -------------------------------
     this Agreement, Sequenom agrees to sell to Incyte, and Incyte will have the right to purchase from Sequenom, Assays for Incyte's use in connection with [...***...]. Sequenom shall make available for purchase by Incyte the type of Assays which are available for Sequenom or any third party and in quantities similar to those made available to Sequenom or any third party. Sequenom will sell Assays to Incyte on terms and conditions [...***...].

3.3  Sequenom Access to Project SNPs.  Sequenom may use the Project SNPs in
     -------------------------------
     conjunction with Pooling Technology [...***...] for the purposes of [...***...]. Sequenom will not use the Project SNPs in conjunction with Pooling Technology in connection with [...***...]. Subject to the terms and conditions of this Agreement, Incyte agrees to sell to Sequenom, and Sequenom will have the right to purchase from Incyte, Incyte information products which contain Project SNPs for Sequenom's use as an End User of Assays. Incyte will sell such Incyte information products containing Project SNPs to Sequenom on terms and conditions [...***...] For use in Partnership Programs, Incyte shall make information products containing Project SNPs available to the Partnership Program [...***...]

3.4  Incyte Access to Pooling Technology.  Incyte may use the Pooling Technology
     ------------------------------------
     through Sequenom [...***...] for the purposes of [...***...]. Incyte will not use the Pooling Technology in connection with the provision of [...***...].

                                      7.    *** Confidential Treatment Requested

3.5  No Implied Licenses.  No implied right or license is granted by either
     -------------------
     Party to the other to utilize any intellectual property in a manner not expressly included within the scope of the licenses granted pursuant to this Agreement. Other than as expressly granted herein, no licenses either by estoppel, implication or otherwise are granted herein.

4    RIGHTS IN PROJECT RESULTS

4.1  Incyte Rights.  Incyte shall have (a) subject to the provisions of Section
     -------------
     6.7, the [...***...] right to [...***...], and (b) subject to the provisions of Section 6.7, the [...***...] right to [...***...], and (c) subject to the provisions of Sections 6.6, the [...***...] right to [...***...], and (d) subject to the provisions of Section 6.10, the [...***...] right to [...***...], and (e) the [...***...] right to
     [...***...] subject to the provisions of Section 5.1. If [...***...] during [...***...] Incyte does not have [...***...].

4.2  Sequenom Rights.  Sequenom shall have, subject to the payments to Incyte
     ---------------
     under Section 6.3, the exclusive right to use the Project Results to develop, manufacture and sell Assays for mass spectrometry-based applications for use by End Users. Sequenom will use commercially reasonable efforts to develop and commercialize Assays, consistent with the exercise of prudent scientific and business judgment as applied to other products of similar potential and market size. If [...***...] during [...***...] Sequenom has not [...***...].

4.3  Partnership Programs.  Except as expressly provided in this Agreement,
     --------------------
     neither party can distribute or disclose [...***...] without the prior written consent of the other Party.

     (a) In the event that a Party (the "Proposing Party") wishes to use the Project Results in a Partnership Program, the Proposing Party will provide written notice to the other Party (the "Other Party") [...***...] and [...***...]. The Other Party will have [...***...]
          from the date of written notice from the Proposing Party to elect

                                      8.    *** Confidential Treatment Requested
          whether to participate in the Partnership Program by providing written notice to the Proposing Party. The Other Party may reject any Partnership Program if [...***...] determines that [...***...] are [...***...] or if [...***...]. If the Other Party rejects such Partnership Program [...***...], the Proposing Party [...***...].

     (b) If the Other Party elects to participate in the Partnership Program, Incyte will provide access to the Project SNPs, Sequenom will provide access to the Pooling Technology and the Mass Array Technology and the Parties will provide access to those Project Results determined to be relevant to the Partnership Program to the Collaborator for the purposes of the Partnership Program.
     (c) If the Other Party elects not to participate in the Partnership Program, the Proposing Party may [...***...], and the Other Party will [...***...].

5    COLLABORATION IP

5.1  Joint Ownership.  Incyte and Sequenom will jointly own the Collaboration
     ---------------
     IP, subject to the limitations on use set forth in this Agreement. Incyte will have primary responsibility for filing and prosecuting patent applications or other rights included in the Collaboration IP. Incyte will provide Sequenom the opportunity to review and comment on all such matters in advance of any filings made or other actions taken by or on behalf of Incyte, will take into account and act upon all reasonable suggestions made by Sequenom and will promptly provide Sequenom with copies of all correspondence sent or received by Incyte with respect to the Collaboration IP from governmental patent agencies or other authorities. Sequenom shall execute such documents and instruments, take such steps, and provide such assistance, as Incyte may reasonably request in connection with such activities. If Incyte determines not to file or pursue prosecution of, or to abandon, patent applications or other rights included in the Collaboration IP, Sequenom shall have the right, at its option, to undertake such activities, and Incyte shall execute such documents and instruments, take such steps, and provide such assistance, as Sequenom may reasonably request in connection with such activities. Each Party will reimburse the other Party (the "Filing Party") [...***...] of all out-of-pocket costs incurred by the Filing Party in connection with the filing and prosecution of all such patents and patent applications and other rights for which it is responsible under this Section 5.1.

5.2  Enforcement.  If either Party becomes aware of any infringement of any
     -----------
     Collaboration IP by any third party, it shall promptly notify the other Party. The Parties shall use reasonable efforts to agree on a strategy for enforcement of any such Collaboration IP

                                      9.    *** Confidential Treatment Requested
     against any such third party. If the Parties agree on a strategy, all enforcement shall be undertaken in the names of both Parties and using counsel approved by both Parties, and the Parties shall share the costs of enforcement equally and shall divide equally all damages recovered in connection with such enforcement efforts and all amounts paid in settlement of any such enforcement efforts. If one of the Parties wishes to enforce any Collaboration IP, and the other Party does not wish to do so, then the Party wishing to enforce the Collaboration IP shall have the right to do so, at its own expense, and shall have the right to retain any damages recovered in connection with such enforcement efforts, and all amounts paid in settlement of any such enforcement efforts.


5.3  Collaboration IP.  Neither Party may use, grant any license under, transfer
     ----------------
     or disclose Collaboration IP to any third party, [...***...] without the [...***...].

6    FEES AND REVENUE SHARING

6.1  Sequenom Fee for isSNP Dataset and License Under Incyte Technology.  Upon
     ------------------------------------------------------------------
     the Effective Date, Sequenom shall pay to Incyte [...***...] as a one-time, nonrefundable fee for Incyte's grant to Sequenom of the rights granted under Section 3.1 for the Project and for access to the isSNP Dataset in accordance with this Agreement.

6.2  Incyte Fee for Access to MassArray and Pooling Technology.  Upon the
     ---------------------------------------------------------
     Effective Date, Incyte will pay to Sequenom [...***...] as a one-time, nonrefundable technology access fee to MassArray Technology for the Project.

6.3  Assays.  Sequenom shall pay to Incyte [...***...] of Sequenom's Revenue on
     ------
     the sale of Assays pursuant to the license granted by Incyte under Section
     3.1 or using any Collaboration IP.

6.4  Partnership Programs.  If, pursuant to Section 4.3, the Parties enter into
     --------------------
     any Partnership Program with a Collaborator, the Parties will [...***...] any Contribution Margin with respect to products and services included in the Partnership Program.

6.5  Collaboration IP Licensing.  Incyte shall have the sole responsibility for
     --------------------------
     licensing Collaboration IP. If a Incyte grants to any third party a license under any Collaboration IP, then Incyte will pay to Sequenom [...***...] of the Contribution Margin from the grant of such license.

6.6  Morbidity Data.  (a) If Incyte includes the Morbidity Data in an Incyte
     --------------
     information product that consists [...***...], Incyte shall pay to Sequenom [...***...] of Incyte's Revenue on the sale or license of such information product,

                                      10.   *** Confidential Treatment Requested
     provided however, that [...***...] an information product which contains [...***...]. (b) Incyte and Sequenom will negotiate in good faith as to whether Incyte may include [...***...] and, if so, [...***...].

6.7  Confirmation and Frequency Data.  (a) If Incyte includes some or all of the
     --------------------------------
     isSNP Dataset and Confirmation Data and/or Frequency Data in the Incyte Databases or any other Incyte information product that includes information other than the isSNP Dataset and the Project Results [...***...], then Incyte [...***...]. (b) If, [...***...], Incyte provides some or all of the isSNP Dataset and Frequency Data [...***...], Incyte shall [...***...].

6.8  Payment.  Payments made pursuant to Section 6.1 and 6.2 shall be paid
     -------
     within thirty (30) days of the Effective Date. Within forty-five (45) days after the end of each calendar quarter, each Party will submit a written statement, certified to be accurate by an authorized employee of the Party providing the statement, setting forth the amounts payable by that Party to the other pursuant to Sections 6.3 through 6.7, as applicable. The statement shall provide sufficient detail to enable the receiving Party to calculate the amount owed by the Party submitting the statement. Each such statement shall be accompanied by payment of the amount, if any, owed by the Party who prepared the statement.

6.9  Records.  Each Party shall keep for three (3) years from the date of any
     -------
     payment hereunder complete and accurate records sufficient to enable the other Party to verify the accuracy of the payments made hereunder (including, without limitation, with respect to Sequenom, records regarding sales of Assays pursuant to Section 6.3 and, with respect to Incyte, records regarding sales of Incyte information products pursuant to Sections
     6.6 (a) and 6.7 (b) and licenses under Section 6.5 and to support any adjustment to the percentage of Revenue payable under Section 6.3, 6.6 (a) or 6.7 (b). Upon reasonable notice to the other Party, either Party will have the right to have an independent certified public accountant reasonably acceptable to the other Party (and which has signed a confidentiality agreement with regard to audited Party's Confidential Information but which allows disclosure of the results of such inspection to the auditing Party) inspect the relevant records during regular business hours at such place or places where such records are customarily kept. Such inspection right shall not be exercised more than once in any calendar year. The Party causing such inspection shall bear the full cost of such inspection unless such inspection discloses a variance of more than five percent (5%) from the amount of the payments due under this Agreement. In such case, the audited Party shall bear the full cost of such inspection and shall promptly remit to the other Party the amount of any underpayment, together with interest from the date originally due. In

                                             ***Confidential Treatment Requested

                                      11.

      accordance with the provisions of Article 7, each Party agrees to hold in strict confidence all information concerning such records and reports as well as any information learned in the course of any audit or inspection of the other Party's records. The foregoing notwithstanding, each Party maintains the right to reveal such information to the extent necessary in order to enforce its rights under this Agreement. The failure of a Party to request verification of any report or statement during said three-year period shall be considered acceptance of the accuracy of such report. The results of each inspection, if any, shall be binding on both Parties.


6.10  Incyte Patent Rights Licensing - Frequency Data.  Incyte shall pay to
      -----------------------------------------------
      Sequenom [...***...] of Revenues from third parties by Incyte with respect to any product or method performed, the development or commercialization of which, but for the specific license granted by Incyte to that third party infringe a valid claim of a patent which in the specification contains Frequency Data. [...***...]. Notwithstanding the foregoing, in no case shall Incyte's payment to any third party under any Incyte patent in Incyte Patent Rights be greater than [...***...] of such Revenue to which this Section 6.10 applies. If Incyte reduces the percentage of such Revenue payable to Sequenom, then it shall reduce the percentage of such Revenue payable to third parties pro rata.

6.11  Adjustments.  The percentage of Revenue specified in Sections 6.3, 6.5,
      ------------
      6.6 and 6.7 is intended to represent [...***...] of a Party's Contribution Margin on applicable products and services. Up to once in any contract year, either Party may request a review of the percentage of Revenue payable under Paragraphs 6.3 through 6.7. If based upon such review, that the percentage of Revenue payable should be adjusted to represent [...***...] of Contribution Margin based on the paying Party's actual Cost of Goods Sold and Sales and Marketing Expenses, then the paying Party will so adjust such percentage and pay according to such percentage from that point forward. In any case, the percentage of Revenue payable by one Party to the other pursuant to Paragraphs 6.3 through 6.7, shall not be less than [...***...]

7     CONFIDENTIALITY AND PUBLICATION

7.1   Confidentiality.  During the term of this Agreement and for five (5) years
      ---------------
      thereafter, each Party shall keep confidential, shall not publish or otherwise disclose, and shall not use for any purpose (except those expressly permitted under this Agreement), any Confidential Information of the other Party pursuant to this Agreement. Such confidentiality obligations of Sequenom with respect to isSNP Sequence Data which is Incyte Confidential Information shall be perpetual. Neither Party can distribute or disclose Morbidity Data and Collaboration IP, whether in connection with a proposed Partnership Program or Outside Program or otherwise, without the prior written consent of the other Party.

7.2   Permitted Disclosures.  Each Party may disclose the other Party's
      ---------------------
      Confidential Information to the extent such disclosure is reasonably necessary in:

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                                      12.

     (a) filing, prosecuting and maintaining patent applications and patents as provided for under Article 5;

     (b) prosecuting or defending litigation related to this Agreement or the subject matter thereof; or

     (c) complying with applicable laws, governmental regulations (including those relating to product development and regulatory approval) or court orders; provided, however, if a Party is required to make any such disclosure of the other Party's Confidential Information under this Section 7.2, the disclosing Party will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to secure confidential treatment of such Confidential Information as is required to be disclosed;

     (d) connection with Incyte distribution of Incyte's information products that include some or all of the Project Results in accordance with the terms of this Agreement as long as Incyte first notifies Sequenom of any Sequenom Confidential Information that Incyte reasonably believes is necessary for disclosure for such distribution purpose, and Sequenom consents, such consent not to be unreasonably withheld by Sequenom, provided however that such notice and consent requirement will not apply to the disclosure of Project Results or Collaboration
          IP) or

     (e) Sequenom 's contract services with third parties to manufacture primers provided that (i) such services are solely for the benefit of Sequenom, (ii) no intellectual property rights are transferred to such third party provider, and (iii) any transfer of isSNP Sequence Data shall be subject to obligations of confidentiality non-disclosure and non-use which are no less stringent than those in this Agreement without any further permitted disclosure.

7.3  Publications.  Sequenom and Incyte shall have the right, within the
     ------------
     licenses granted under this Agreement, to publish or publicly present (orally or in writing) Project Results at professional conferences or other scientific meetings or publications upon their mutual written agreement.

8    TERM AND TERMINATION

8.1  Term and Termination.  This Agreement shall commence as of the Effective
     --------------------
     Date and shall continue [...***...].

8.2  Termination for Material Breach.  Either Party shall have the right to
     -------------------------------
     terminate this Agreement, at any time by written notice to the breaching Party, upon material breach of any obligation under this Agreement and failure of the breaching Party to cure the breach within thirty (30) days of its receipt of written notice of breach.

8.3  Termination for Project Failure.  Each Party shall have the right to
     --------------------------------
     terminate this Agreement for the following reasons:
     (a) either Party may terminate this Agreement upon written notice to the other Party if [...***...] based upon

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                                      13.

     [...***...] is [...***...] or
     (b) Incyte may terminate this Agreement upon written notice to Sequenom if [...***...]

8.4  Effects of Termination.
     ----------------------

     (a) Upon termination of this Agreement by either Party pursuant to Section 8.3(a): (i) [...***...]; and (ii) [...***...] and (iii) [...***...].

     (b) Upon termination of this Agreement by Sequenom pursuant to Section 8.2: (i) [...***...]; (ii) [...***...]; and (iii) [...***...].

     (c)  Upon termination of this Agreement by Incyte pursuant to Section 8.2:
          (i) [...***...]; (ii) [...***...]; and (iii) [...***...].

     (d) Upon termination of this Agreement by Incyte pursuant to Section 8.3(b): (i) [...***...]; (ii) [...***...]; and (iii) [...***...].

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                                      14.

     [...***...].

8.5  Survival.  Expiration or termination of this Agreement shall not relieve
     --------
     the Parties of any obligation accruing prior to such expiration or termination. The obligations and rights of the Parties under [...***...] shall survive expiration or termination of this Agreement.

8.6  Return of Confidential Information.  Within thirty (30) days following the
     ----------------------------------
     expiration or termination of this Agreement, except to the extent and for so long as a Party retains rights under Section 8.4 (and the provisions referred to therein), each Party shall deliver to the other Party any and all Confidential Information of the other Party in its possession.

9    REPRESENTATIONS AND WARRANTIES

9.1  Representations and Warranties.  Each Party represents and warrants to the
     ------------------------------
     other Party that:

     (a) it has the power, authority and the legal right to enter into this Agreement;

     (b) it is not under any obligation to any person or entity, contractual or otherwise, that would conflict with the terms of this Agreement;

     (c) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action of such Party;

     (d) the execution and delivery of this Agreement and the performance by such Party of any of its obligations under this Agreement do not (i) conflict with, or constitute a breach or violation of, any other contractual obligation to which it is a party, any judgment of any court or governmental body applicable to such Party or its properties or, to such Party's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Party or its properties, and (ii) with respect to the execution and delivery of this Agreement, require any consent or approval of any governmental authority or other person; and

     (e) this Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

9.2  Disclaimers and Limitations.
     ---------------------------

     (a) NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY TO THE OTHER THAT ANY PATENT WILL ISSUE BASED UPON ANY

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                                      15.

          PENDING PATENT APPLICATION WITHIN THE INCYTE PATENT RIGHTS OR COLLABORATION IP, THAT ANY PATENT WITHIN THE INCYTE PATENT RIGHTS OR COLLABORATION IP THAT HAS ISSUED OR ISSUES WILL BE VALID, OR THAT THE USE OF ANY LICENSE GRANTED HEREUNDER OR THE USE OF ANY INCYTE PATENT RIGHTS OR COLLABORATION IP WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE OTHER PARTY'S USE OF INFORMATION OR RIGHTS HEREUNDER. ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NONINFRINGEMENT, ARE DISCLAIMED.

     (b)  INCYTE MAKES NO WARRANTY THAT THE ISSNP DATASET DOES NOT CONTAIN
          ERRORS.

     (c) EXCEPT AS EXPLICITLY STATED HEREIN NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES OF ANY NATURE ARISING FROM OR RELATING TO THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER SECTION 10.1 BELOW FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES RECOVERED BY A THIRD PARTY.

10   INDEMNITY

10.1 Indemnification Obligation.  Each Party shall indemnify and hold the other
     --------------------------
     Party and its Affiliates, officers, directors, employees, consultants and agents harmless from and against any losses, liabilities, damages and expenses (including reasonable attorney's fees and costs) incurred as a result of any third party claim, demand, action or other proceeding to the extent resulting from a breach of the indemnifying Party's warranties or out of the recklessness or intentional misconduct of the indemnifying Party or its affiliates in connection with activities under this Agreement except to the extent such losses, liabilities, damages and expenses (including reasonable attorney's fees and costs) resulted from the recklessness or intentional misconduct of the other Party.

10.2 Breach of Confidentiality.  Each Party acknowledges and agrees that with
     -------------------------
     respect to the nature of Confidential Information of the other Party, there can be no adequate remedy at law for any breach of the obligations under the confidentiality provisions of this Agreement and that any such breach may result in irreparable harm to the other Party. Therefore, upon any such breach, such other Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law, including injunctive relief, specific performance or such other relief as such other Party may request to enjoin or otherwise restrain any act prohibited hereby, as well as the recovery of all costs and expenses, including reasonably attorney's fees incurred. Each Party shall be entitled to indemnification by the other Party from any losses, liabilities, damages and expenses (including reasonable attorney's fees and costs) incurred by such Party as a result of or in connection with such breach.

                                      16.

11   MISCELLANEOUS

11.1 Notices. All notices shall be in writing and addressed as follows, or to
     -------
     such other address as may be designated from time to time. All notices shall be effective upon receipt.

     If to SEQUENOM with respect to all technical and non-technical matters:

               Sequenom, Inc.
               11555 Sorrento Valley Road
               San Diego, CA 92121
               Attention: Chief Executive Officer

     If to Incyte with respect to all non-technical matters:

               Incyte Genomics, Inc.,
               3174 Porter Drive,
               Palo Alto, CA 94304
               Attention: Chief Executive Officer

               If to Incyte with respect to all technical matters:

               Incyte Genomics, Inc.,
               3174 Porter Drive,
               Palo Alto, CA 94304
               Attention: [...***...]

11.2 Governing Law.  This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

11.3 Entire Agreement of the Parties and Amendments.  This Agreement (including
     ----------------------------------------------
     Exhibit A attached hereto) represents the entire understanding and agreement of the Parties and supersedes any and all prior representations, understandings and agreements, whether oral or written, with respect to the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

11.4 Counterparts. This Agreement may be executed by the Parties in two or more
     ------------
     counterparts and each counterpart shall be deemed an original.

11.5 No Waiver.  The delay or failure of either Party at any time or times to
     ---------
     require performance of any provisions shall not affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

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                                      17.

11.6   Assignment of this Agreement.  Neither this Agreement nor any right or
       ----------------------------
       interest herein may be assigned in whole or in part by either Party (whether voluntarily, by operation of law or otherwise) without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement and the rights and interest therein, in whole or in part, without the other Party's consent, (a) to any of its Affiliates, or (b) to any third party purchaser of all or substantially all of its assets to which this Agreement pertains, or in connection with the merger, consolidation, change in control or similar transaction involving the assigning Party. In the event of any such transaction described in clause (b), intellectual property rights of such third party purchaser will not be included in any technology licensed hereunder. Any assignment not in accordance with the above shall be void.

11.7   Force Majeure.  Neither Sequenom nor Incyte shall be liable for failure
       -------------
       of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay (other than a failure or delay with respect to any payment) is due to natural disasters or any causes reasonably beyond the control of Sequenom or Incyte.

11.8   No Trademark Rights.  Except as otherwise provided herein, no right,
       -------------------
       express or implied, is granted by this Agreement to use in any manner the names of "Incyte" or "Sequenom," or any other trade name or trademark of Incyte or Sequenom in connection with the performance of this Agreement or in any advertisement.

11.9   Public Announcements.  The Parties will mutually agree on a public
       --------------------
       announcement of the Project following execution of this Agreement. Neither Party will have the right to publicly disclose the existence or terms of this Agreement without the consent of the other party, except insofar as necessary for either Party to comply with any applicable laws or government regulations.

11.10  No Third Party Beneficiaries.  No third party, including any employee of
       ----------------------------
       any Party, shall have or acquire any rights by reason of this Agreement. Nothing construed in this Agreement shall be deemed to constitute the Parties partners with each other or any third party.

11.11  Other Activities.  Notwithstanding the provisions of this Agreement, each
       ----------------
       Party retains the right to undertake research and development programs or to establish collaborations with third parties in any area, including areas which are or become the subject of this Agreement, consistent with the licenses, options and other rights expressly granted to the other Party under this Agreement.

11.12  Compliance with Law.  Each Party shall comply with all applicable laws,
       -------------------
       rules, regulations and guidelines in connection with that Party's performance of its obligations under this Agreement.

                                      18.

11.13  Disputes.  For any disputes arising under this Agreement, the Parties
       --------
       shall first use all reasonable efforts, including direct discussion and mediation, to amicably resolve the disputes. If, after ninety (90) days, the Parties fail to resolve the dispute, either Party may submit the dispute to final and binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in San Francisco, California U.S.A. Such arbitration shall be conducted by a panel of three
       (3) arbitrators appointed in accordance with those rules. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the Parties. Each Party shall bear its own costs (including attorneys' fees). However, the prevailing Party, as determined by the arbitration panel, shall be entitled to an award against the other Party, in the amount of the prevailing Party's costs, reasonable attorneys' fees and any arbitration administration fees. Neither Party may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties.

11.14  Prevailing Agreement.  In the event of any inconsistency between this
       --------------------
       Agreement and the Project attached as Exhibit A, this Agreement shall prevail.

       IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below:


Sequenom, Inc.                          Incyte Genomics, Inc.


By: /s/ Toni Schuh                      By: /s/ Lee Bendekgey
    -----------------------               ----------------------------

Name: Toni Schuh                        Name: Lee Bendekgey
      ---------------------                   ------------------------

Title: President, CEO                   Title: EVP, General Counsel
       --------------------                    -----------------------

                                      19.

                                   Exhibit A

                                   Exhibit A
                        INCYTE / SEQUENOM SCIENCE PLAN

[...***...]

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